EXHIBIT 99.1

BIOMX INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 8, 2025, BiomX Israel, a wholly owned subsidiary of BiomX Inc (the “Company”)., announced the discontinuation of its ongoing Phase 2b clinical trial evaluating nebulized phage therapy BX004 in patients with cystic fibrosis associated with chronic Pseudomonas aeruginosa infections. Following the announcement, BiomX Israel commenced insolvency proceedings in Israel (the “Proceedings”). On January 25, 2026, the District Court of the Central District in Lod, Israel, appointed a trustee (the “Trustee”) to manage and administer the Proceedings. On February 4, 2026, the Trustee notified BiomX Ltd.’s Chief Executive Officer and Chief Financial Officer that their roles as officers of BiomX Ltd. had been terminated. The Company determined that the termination is considered as a change of control as of February 4, 2026, and that BiomX Ltd. should be deconsolidated from the Company’s consolidated financial statements.

As a result of the initiation of the Proceedings and the loss of control over BiomX Israel in accordance with applicable accounting guidance, BiomX Inc. prepared the following unaudited pro forma condensed consolidated financial information (the “Pro Forma Financial Statements”). The Pro Forma Financial Statements are presented as if BiomX Israel had not been consolidated with the Company during the relevant reporting periods and are intended to illustrate the impact on the Company’s financial position and results of operations assuming deconsolidation of BiomX Israel as of the beginning of the periods presented.

The accompanying unaudited pro forma condensed consolidated balance sheet as of September 30, 2025, is presented as if the deconsolidation of BiomX Israel and related events had occurred on September 30, 2025. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented as if such deconsolidation had occurred on January 1, 2024, for purposes of the statements of operations.

The unaudited Pro Forma Financial Statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information. They are intended for informational purposes only and do not purport to represent what the Company's financial position or operating results would have been had the deconsolidation occurred on the dates indicated. Likewise, they do not project the Company’s financial performance for any future period. The significant accounting policies applied in these unaudited Pro Forma Financial Statements are consistent with those applied in preparing the Company's unaudited interim consolidated financial statements as of September 30, 2025, and for the nine months period then ended, which are consistent with those followed in the preparation of the Company's annual consolidated financial statements as of December 31, 2024, and for the year then ended.

BIOMX INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2025

	BIOMX INC. Historical	Transaction Accounting Adjustments	BIOMX INC. Pro Forma
ASSETS

Current assets

Cash and cash equivalents	6,923	(1,481)	5,442
Restricted cash	985	(985)	-
Other current assets	954	6	960
Total current assets	8,862	(2,460)	6,402

Non-current assets
Non-current restricted cash	161	-	161
Operating lease right-of-use assets	2,091	(150)	1,941
Property and equipment, net	3,004	(1,488)	1,516
In-process Research and development asset (“IPR&D”)	12,050	-	12,050
Total non-current assets	17,306	(1,638)	15,668
	26,168	(4,098)	22,070

BIOMX INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

September 30, 2025 (continued)

	BIOMX INC. Historical	Transaction Accounting Adjustments	BIOMX INC. Pro Forma
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Trade accounts payable	1,508	576	2,084
Current portion of lease liabilities	1,296	(755)	541
Other accounts payable	2,422	(1,875)	547
Total current liabilities	5,226	(2,054)	3,172

Non-current liabilities
Operating lease liabilities, net of current portion	5,287	-	5,287
Other liabilities	34	(34)	-
Warrants	5,135	-	5,135
Total non-current liabilities	10,456	(34)	10,422

Stockholders’ equity

Preferred Stock	18,617	-	18,617
Common Stock	7	-	7

Additional paid in capital	195,421		195,421
Accumulated deficit	(203,559)	(2,010)	(205,569)
Total stockholders’ equity	10,486	(2,010)	8,476
	26,168	(4,098)	22,070

BIOMX INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Nine Months Ended September 30, 2025

	BIOMX INC. Historical	Transaction Accounting Adjustments	BIOMX INC. Pro Forma

Research and development (“R&D”) expenses, net	16,386	(13,131)	3,255
General and administrative expenses	7,339	(3,574)	3,765

Operating loss	23,725	(16,705)	7,020

Other expenses (income)	52	(19)	33
Interest expenses	15	-	15
Loss (income) from change in fair value of warrants	(1,682)	-	(1,682)
Finance expense (income), net	746	(190)	556

Loss before tax	22,856	(16,914)	5,942

Tax expenses	6	(6)	-

Net loss	22,862	(16,920)	5,942

BIOMX INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Year Ended December 31, 2024

	BIOMX INC. Historical	Transaction Accounting Adjustments	BIOMX INC. Pro Forma

R&D expenses, net	24,663	(16,939)	7,724
General and administrative expenses	11,776	(4,886)	6,890
Goodwill impairment	801	-	801
IPR&D impairment	3,237	-	3,237
Long-lived assets impairment	4,046	-	4,046

Operating loss	44,523	(21,825)	22,698

Other income	(2,143)	274	(1,869)
Interest expenses	873	-	873
Finance expense (income), net	919	(40)	879
Income from change in fair value of private placement warrants	(26,458)	-	(26,458)
Loss on disposition	-	1,827	1,827

Loss before tax	17,714	(19,764)	(2,050)

Tax expenses	13	(13)	-

Net Loss	17,727	(19,777)	(2,050)

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